 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 6, 2020

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road, Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

The 2020 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on May 6, 2020. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - The number of Directors was set at seven, and the individuals listed below were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

William F. Blue, Jr.	24,376,592	1,379,901		4,138,370

Charles E. Brock	24,062,621	1,693,872		4,138,370

Daniel K. Frierson	24,410,112	1,345,913	468	4,138,370

D. Kennedy Frierson, Jr.	24,412,415	1,344,078		4,138,370

Lowry F. Kline	24,373,008	1,383,485		4,138,370

Hilda S. Murray	24,425,705	1,330,788		4,138,370

Michael L. Owens	24,066,621	1,689,872		4,138,370

Proposal 2 - Approval of amendment of the Company's 2016 Incentive Compensation Plan to increase by 500,000 the number of shares subject to the Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

23,538,510	2,139,869	78,114	4,138,370

Proposal 3 - Approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes

23,469,587	2,211,918	74,988	4,138,370

Proposal 4 - Approval of the frequency of the say-on-pay advisory vote to be "one year".

Votes For One Year	Votes For Two Years	Votes for Three Years	Abstentions	Broker Non-Votes

24,481,607	148,245	1,002,958	123,683	4,138,370

Proposal 5 - Approval of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes

29,722,693	145,602	26,568	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	THE DIXIE GROUP, INC.

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer